UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2015 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant's telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 18, 2016, Support.com, Inc. (the "Company") received a letter from the listing qualifications department staff of the NASDAQ Stock Market ("NASDAQ") notifying the Company that for the 30 consecutive trading days preceding February 18, 2016 (from January 5, 2016 to February 17, 2016) the bid price of the Company's common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ listing rule 5450(a)(1).  The Company was initially provided 180 calendar days, or until August 16, 2016, to regain compliance with the minimum bid price rule.

 On August 3, 2016, the Company applied to transfer from the Nasdaq Global Select Market to the NASDAQ Capital Market and requested an additional 180-day grace period to regain compliance with NASDAQ's minimum bid price requirement because the Company's stock has continued to trade below the $1.00 minimum closing bid price.  The Company believes that it meets the criteria for listing on the NASDAQ Capital Market, and accordingly it expects that NASDAQ will approve its transfer request and grant it an additional 180-day extension period.  In connection with the transfer request, the Company has provided NASDAQ with written assurance that it will implement a reverse stock split if the closing bid price of its securities is not at least $1 for a minimum of 10 consecutive business days during the extension period. The Company has already sought and received stockholder approval to effect a reverse stock split within a range of one-for-three (1:3) to one-for-seven (1:7).

For investors interested in learning more about the Company's request to transfer to the Capital Markets please contact Jacob Moelter, Investor Relations, Support.com at +1.650.556.8595 or at Jacob.moelter@support.com.

This release contains "forward-looking statements" as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to the expectation that NASDAQ will approve our request to transfer to the Nasdaq Capital Markets and the 180 day extension to come into compliance with NASDAQ requirements and future performance in economic and other terms, including future stock price performance. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to continue to qualify for listing on the NASDAQ Capital Market, the potential for NASDAQ to deny or delay acceptance of our requests, the potential for a transfer to the NASDAQ Capital Market to affect the price or trading volume of our common stock, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly "Nexus®") software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an "ownership change" as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, the recent change in the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners. These and other risks may be detailed from time to time in Support.com's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016

SUPPORT.COM, INC.

By:	/s/ Michelle Johnson
Name:	Michelle Johnson
Title:	VP, General Counsel & Secretary